CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Form S-3 of our report dated April 7, 2006 relating to the financial statements of Sun Life of Canada (U.S.) Variable Account D in the prospectus, which is part of such Registration Statement, to the incorporation by reference of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) in the prospectus, and to the incorporation by reference in the Prospectus, of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is incorporated by reference in this registration statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2006